Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Lattice Semiconductor Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-40031, No 333-69467, No. 333-67274, No. 333-120959, No. 333-143387, No-333-176133, No. 333-182047, No. 333-188455, No. 333-195888, and No. 333-202736) on Form S-8 of Lattice Semiconductor Corporation (the Company) of our reports dated March 1, 2017, with respect to the consolidated balance sheets of Lattice Semiconductor Corporation as of December 31, 2016 and January 2, 2016, and the related consolidated statements of operations, comprehensive (loss) income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016 and the effectiveness of internal controls over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of Lattice Semiconductor Corporation.

/s/ KPMG LLP
Portland, Oregon
March 1, 2017